Consent of Independent Registered Public Accounting Firm

The Board of Directors of
Allianz Life Insurance Company of North America:

We consent to the use of our report, dated March 29, 2018, on the consolidated financial statements of Allianz Life Insurance Company of North America, included herein and to the references to our firm under the heading "Experts" in the Statement of Additional Information.
/s/ KPMG LLP
Minneapolis, Minnesota
 April 23, 2018

Consent of Independent Registered Public Accounting Firm

The Board of Directors of
Allianz Life Insurance Company of North America:

We consent to the use of our report, dated March 26, 2018, on the financial statements of Allianz Life Variable Account B of Allianz Life Insurance Company of North America (comprised of the sub-accounts listed in the appendix of our report) as of December 31, 2017, and for each of the years or periods listed in the appendix of our report, included herein and to the references to our firm under the heading "Experts" in the Statement of Additional Information.
/s/ KPMG LLP
Minneapolis, Minnesota
 April 23, 2018